Exhibit 10.3

AMENDMENT NO. 1

Dated as of July 8, 2005

TO

SERIES 1998-4 SUPPLEMENT

Dated as of July 28, 1998

TO

THIRD AMENDED AND RESTATED

POOLING AND SERVICING AGREEMENT

Dated as of November 15, 1999

CHASE BANK USA, NATIONAL ASSOCIATION

Transferor and Servicer

and

THE BANK OF NEW YORK

Trustee

on behalf of the Series 1998-4 Certificateholders

CHASE CREDIT CARD MASTER TRUST

SERIES 1998-4

AMENDMENT NO. 1, dated as of July 8, 2005 (this “Amendment”) to SERIES 1998-4 SUPPLEMENT, dated as of July 28, 1998, by and between CHASE BANK USA, NATIONAL ASSOCIATION (“Chase USA”), as transferor and servicer (in such capacities, the “Transferor” and the “Servicer,” respectively) and THE BANK OF NEW YORK, as trustee (“BONY” or the “Trustee”).

WHEREAS, Chase USA and the Trustee are parties to (i) the Pooling and Servicing Agreement, dated as of October 19, 1995 (the “Original Pooling and Servicing Agreement”), (ii) the Amended and Restated Pooling and Servicing Agreement, dated as of June 1, 1996 (the “Amended Pooling and Servicing Agreement,” which amended and restated the Original Pooling and Servicing Agreement in its entirety); (iii) the Second Amended and Restated Pooling and Servicing Agreement, dated as of September 1, 1996 (the “Second Amended and Restated Pooling and Servicing Agreement,” which amended and restated the Amended and Restated Pooling and Servicing Agreement in its entirety); and (iv) the Third Amended and Restated Pooling and Servicing Agreement, dated as of November 15, 1999 (the “Third Amended and Restated Pooling and Servicing Agreement,” which amended and restated the Second Amended and Restated Pooling and Servicing Agreement in its entirety, as amended by the First Amendment thereto, dated as of March 31, 2001, the Second Amendment thereto, dated as of March 1, 2002, the Third Amendment thereto, dated July 15, 2004, and the Fourth Amendment thereto, dated October 15, 2004, and as the same may be further amended, supplemented or otherwise modified (including by any Series Supplement) and in effect from time to time, the “Pooling and Servicing Agreement”);

WHEREAS, Chase USA and the Trustee have heretofore executed and delivered the Series 1998-4 Supplement, dated as of July 28, 1998 (the “Series 1998-4 Supplement”), to the Pooling and Servicing Agreement for the issuance by the Chase Credit Card Master Trust (the “Trust”) of the Floating Rate Asset Backed Certificates, Series 1998-4 (the “Series 1998-4 Certificates”);

WHEREAS, Section 13.1(b) of the Pooling and Servicing Agreement provides that Chase USA, as the Transferor and the Servicer, and the Trustee, without the consent of the Series 1998-4 Certificateholders, may amend the Series 1998-4 Supplement from time to time so long as the Trustee shall have received (i) an Officer’s Certificate from the Servicer to the effect that such amendment will not materially and adversely affect the interests of any Certificateholder and will not significantly change the Permitted Activities of the Trust, (ii) a Tax Opinion and (iii) a written notification from each Rating Agency then rating the Investor Certificates that such action will satisfy the Rating Agency Condition; and

WHEREAS, all conditions precedent to the execution of this Amendment have been complied with;

NOW, THEREFORE, the Transferor, the Servicer and the Trustee are executing and delivering this Amendment in order to amend the Series 1998-4 Supplement in the following manner.

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Capitalized terms used but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement as supplemented by the Series 1998-4 Supplement.

SECTION 1 Amendment to Section 2. Section 2 of the Series 1998-4 Supplement shall be amended as set forth below:

(i) the defined term “Finance Charge Shortfall” shall be amended by deleting the defined term in its entirety and substituting therefor the following definition:

““Finance Charge Shortfall” shall mean, with respect to any Transfer Date, the excess, if any, of the amount distributable pursuant to the subsections 4.11(a) through (j) over Excess Spread.”

SECTION 2 Pooling and Servicing Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, all of the terms and conditions of the Pooling and Servicing Agreement and the Series 1998-4 Supplement shall remain in full force and effect. All references to the Pooling and Servicing Agreement and the Series 1998-4 Supplement in any other document or instrument shall be deemed to mean such Pooling and Servicing Agreement and the Series 1998-4 Supplement as amended by this Amendment. This Amendment shall not constitute a novation of the Pooling and Servicing Agreement or the Series 1998-4 Supplement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement and the Series 1998-4 Supplement, as amended by this Amendment, as though the terms and obligations of the Pooling and Servicing Agreement and the Series 1998-4 Supplement were set forth herein.

SECTION 3 No Waiver. The execution and delivery of this Amendment shall not constitute a waiver of a past default under the Pooling and Servicing Agreement or the Series 1998-4 Supplement or impair any right consequent thereon.

SECTION 4 Counterparts. This Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

SECTION 5 GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 6 Effective Date. This Amendment shall become effective as of the day and year first above written.

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IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

CHASE USA BANK, NATIONAL ASSOCIATION,
as Transferor and Servicer

By:	/s/ Keith W. Schuck
Name:	Keith W. Schuck
Title:	President

THE BANK OF NEW YORK,
as Trustee

By:	/s/ Ryan Bittner
Name:	Ryan Bittner
Title:	Assistant Treasurer